Exhibit 10.5 Citigroup Managed Futures LLC 731 Lexington Avenue 25th Floor New York, NY 10022 Tel 212 559 2011 Fax 212 793 1986

June 30, 2006

SandRidge Capital, Inc.

1301 Post Oak Blvd., Suite 325

Houston, Texas 77056

Attention: Mr. Andrew M. Rowe

Re:	Management Agreement Renewals

Dear Mr. Rowe:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2007 and all other provisions of the Management Agreements will remain unchanged.

•	SB Bristol Energy Fund LP
•	CMF SandRidge Master Fund LP

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,
CITIGROUP MANAGED FUTURES LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer & Director

By:	/s/ Andrew M. Rowe

Print Name:	/s/ Andrew M. Rowe

DRMcA/sr